EXHIBIT 8.1

                                      REISH & LUFTMAN
                                A PROFESSIONAL CORPORATION
                                     ATTORNEYS AT LAW
                                 11755 WILSHIRE BOULEVARD
                                        10TH FLOOR
                            LOS ANGELES, CALIFORNIA 90025-1516
                                 TELEPHONE (310) 478-5656
                                 FACSIMILE (310) 478-5831

                                     January 15, 1997
                                                                    01967-680(1)

Fortune Petroleum Corporation
515 West Greens Road
Suite 720
Houston, Texas 77067

               Re:           REGISTRATION STATEMENT ON FORM S-2
                             EXCHANGE OFFER

Gentlemen:

               At your request, we have examined the discussion under the heading "Certain Federal Income Tax Considerations" set forth in the Prospectus contained in the Registration Statement on Form S-2 (the "Registration Statement"), as amended, which you (the "Company") are filing with the Securities and Exchange Commission. The Registration Statement relates to the registration under the Securities Act of 1933, as amended, of an aggregate of 1,041,900 shares of Common Stock, $.01 par value ("Common Stock") and 431,250 Common Stock Purchase Warrants ("Exchange Warrants") to be issued in an Exchange Offer (the "Exchange Offer") to the holders of the Company's 10-1/2% Convertible Subordinated Debentures due December 31, 1997 (the "Debentures").

               This opinion is based upon (1) the Internal Revenue Code of 1986, as amended, and Treasury Regulations thereunder in effect at the date hereof,
(2) Revenue Rulings, Revenue Procedures and other pronouncements of the Internal Revenue Service which have been issued at the date hereof, and (3) the Prospectus in the form delivered to us on this date.

               Based on the foregoing and in reliance thereon, we are of the opinion that the discussion contained in the Prospectus under the heading "Certain Federal Income Tax Considerations" is accurate in all material respects and adequately explains the federal income tax consequences of the Exchange Offer to the offerees thereof.

               We hereby consent to the referenced to this firm in and the inclusion of this opinion in the Registration Statement and any amendments thereto.

                                                  Respectfully submitted,

                                                  /s/   REISH & LUFTMAN